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                                 EMPLOYMENT AGREEMENT



                                       BETWEEN



                           WESTERN POWER & EQUIPMENT CORP.



                                         AND



                                 MAURICE J. HOLLOWELL






                                     MAY 1, 1998


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                                 EMPLOYMENT AGREEMENT




BETWEEN:       Western Power & Equipment Corp.,
               an Oregon corporation                                   (COMPANY)

AND:           Maurice J. Hollowell                                   (EMPLOYEE)

EFFECTIVE
DATE:          May 1, 1998


                                       RECITALS

A. The Company is an Oregon corporation engaged in the construction and agricultural equipment industry.

B. Effective April 30, 1998, Employee's former employer, Yukon Equipment, Inc., sold its business assets to Company. Employee was the President of Yukon Equipment, Inc.

C. The Company desires to employ Employee in the Yukon Equipment business to be operated by Employer and Employee is willing to be so employed, all on the following terms and conditions.

                                      AGREEMENT

1. EMPLOYMENT TERM. The term of employment under this agreement shall begin May 1, 1998, and continue until July 31, 2003 unless earlier terminated as provided below.

2. EMPLOYMENT DUTIES. During the term of this agreement Employee will, to the best of Employee's ability:

     2.1 CAPACITY. Serve as the Company's full-time Vice President and General Manager for its Alaska operations and devote Employee's full and entire business time, attention,


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knowledge and skills to faithfully, diligently, and to the best of Employee's abilities perform all duties required of Employee by the Company.

     2.2 DUTIES. Employee shall render services customarily performed in the capacity of Vice President and General Manger of the Company's Alaska sales, parts, and service operations including, but not limited to, management and responsibility of personnel, financial planning and reporting, inventory management, new business development, strategic planning, opening of additional outlets, and product line expansion. Employee's duties shall be directed by, and at all times be subject to the discretion of, the Company's President/C.E.O and its Board of Directors.

3.   COMPENSATION.

     3.1 BASE COMPENSATION. Company shall pay Employee a base salary of $100,000 yearly for the first 12 months of this agreement. On each October 1 beginning October 1, 1998, Employee's base salary shall increased by at least the increase in the cost of living from the prior year period as determined by the Company in good faith. Salary shall be paid twice monthly.

     3.2 BONUS COMPENSATION. Employee shall be entitled to an annual performance bonus for each of fiscal years 1999 through and including 2003, Employee's yearly bonus shall be 20% of the combined Alaska operations' first $400,000 of net income (potential bonus of $80,000) plus 30% of the combined Alaska operations' net income in excess of $400,000 up to a potential bonus of $120,000 for that fiscal year up to a maximum bonus payable in any one fiscal year of $200,000. For the 1998 fiscal year, Company shall determine any bonus payable to Employee.

     3.3 For purposes of paragraph 3.2, net income shall the total fiscal year consolidated net income for all of the Company's Alaska operations as determined in accordance with generally accepted accounting principles after deduction of all items customarily deducted from income but before gains or losses from dispositions or purchases of assets or other extraordinary items and any Employee's bonus. Yearly bonus payments due Employee shall be paid within 90 following the end of the fiscal year on which the bonus is based.

     3.4 STOCK OPTIONS. Within 30 days of the date of this Agreement, Employee shall receive an option to purchase 25,000 shares of Company's common stock to be priced at the market closing price on the date of issue. In addition, employee shall receive an option to purchase 25,000 shares of common stock during Company's 2000 fiscal year (ending July 31, 2000) to be priced at the market closing price at the time of grant. All options granted pursuant to this paragraph shall vest in equal annual amounts over three years such that one-third of the options shall vest on a date one year from the date of issuance of the option, another one-third shall vest on a date two years from the date of issuance of the option, and the final one-third shall vest on a date three years from the date of issuance of the option.


Employment Agreement - 2

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     3.5  STATUS OF COMPENSATION.  All payments to Employee shall be subject to customary withholding taxes and other employment taxes and deductions as required with respect to compensation paid by Company to an employee.

     3.6 EXEMPTION. Employee shall be exempt and/or excluded for purpose of Alaska employment statutes and the Fair Labor Practice Act and is exempt from statutory requirements covering overtime.

4. FRINGE BENEFITS. The Company shall furnish and make available to Employee such benefits as are put into effect by the Company for other vice president level employees including, but not limited to, life insurance, disability insurance, health and accident insurance, car allowance or Company provided vehicle, pension or retirement plan, and supplemental life and disability policies.

5. EXPENSES. The Company shall pay all dues to professional societies and organizations, premiums for supplemental life and disability insurance, accident and health insurance in accordance with Company policy, group term life insurance, and all other expenses paid for by the Company in accordance with Company policy. The Company shall also pay all reasonable authorized business expenses, including air and other travel expenses, incurred by Employee in connection with the performance of Employee's duties upon proper receipts and other documentation.

6. VACATION AND HOLIDAYS. Employee shall be entitled vacation and holiday time as follows:

     6.1 A maximum of two weeks of vacation time per fiscal year in each of fiscal years 1998 through 2003, inclusive;

     6.2 All vacation time shall be paid in accordance with the then current policy of the Company.

     6.3 Employee shall be entitled to take the legal holidays observed by Company.

7. CHANGE IN FISCAL YEAR. If the Company's fiscal year changes during the term of this agreement, all compensation and benefits to be received by Employee shall be appropriately and equitably pro-rated and adjusted to reflect such change.

8.   TERMINATION.

     8.1 TERMINATION. At the discretion of the Board of Directors, this agreement may be terminated by written notice to Employee upon occurrence of any of the following events:


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          8.1.1  Any act committed by Employee against the Company, its parent or subsidiaries or divisions thereof constituting fraud, misappropriation of corporate opportunity, breach of fiduciary duty, non-disclosure of conflicts of interest, self-dealing, embezzlement of funds, or felony conviction for conduct involving moral turpitude or other criminal conduct;

          8.1.2 Breach or default by Employee in the performance of any material provision of this agreement;

          8.1.3 Alcoholism or any other form of addiction which impairs the Employee's ability to perform Employee's duties under this agreement;

          8.1.4 Physical or mental disability or impairment of Employee that prevents Employee from continuing the normal and proper performance of Employee's duties and responsibilities under this agreement for a period of three consecutive months. The initial determination as to whether the Employee is disabled or impaired shall be made by the physician regularly treating Employee. The Company shall have the right to require the Employee to be examined by a duly-licensed physician of its choice to determine whether the Employee is disabled or impaired. If such physician's opinion differs from that of the physician treating Employee's, the two physicians shall select a third physician who shall examine employee and, after such examination and a review of all available information from the other two physicians, determine whether Employee is disabled or impaired and this decision shall be final and binding upon all the parties; or

          8.1.5  Employee's death.

     8.2  PAYMENT UPON TERMINATION.

          8.2.1 Upon termination for any of the causes in paragraph 8.1, Employee (or Employee's spouse or estate in the event of Employee's death) shall be entitled to receive only those benefits and payments which accrue through the date of termination of Employee's employment, including, but not limited to, any disability policy benefits.

          8.2.2 If Employee is terminated for reasons other than those in paragraph 8.1, the Company shall pay Employee, within 10 days following termination of Employee's employment with the Company, all compensation, bonuses, and benefits which Employee would, but for the termination, be entitled to over the 12 month period following such termination.

9. CONFIDENTIALITY. During the term of this agreement and for a period five years thereafter, Employee shall keep secret and retain in strictest confidence all confidential matters of the Company along with the Company's know-how, trade secrets, confidential client lists, details of


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client, subcontractor, and consultant contracts, pricing policies, operational methods, marketing plans and strategies, product development plans, acquisition or bidding techniques and plans, technical processes, inventions and research project, business acquisition plans, personnel acquisition plans, and other similar information unless (i) such information if generally available to the public without restriction; (ii) Employee is requested by the Company's Board of Directors or a committee thereof to disclose such confidential information;
(iii) such information is provided to a customer, vendor, or consultant of the Company in the ordinary course of business; or (v) Employee is compelled to disclose such confidential information by order, inquiry, or request by a court of law, governmental agency, or other source of authority.

10. PROPERTY OF THE COMPANY. All lists, records, and other non-personal documents or papers (including all copies thereof), including such items stored in computer memories, on microfiche, or any other media made or compiled by or on behalf of the Employee or made available to Employee relating to the Company are and shall be the property of the Company and shall be delivered to the Company upon termination of this agreement. All inventions, including any procedures, formulas, methods, processes, uses, apparatuses, patterns, designs, drawings, devises, or configurations of any kind, any and all improvements to them which are developed, discovered, made, or produced, trade secrets or information used by any or all of the Company shall be the exclusive property of the Company and shall be delivered to the Company upon termination of this agreement.

11. EMPLOYEES OF THE COMPANY. If the Company terminates this agreement under paragraph 8.1 or if Employee terminates this agreement, Employee shall not, directly or indirectly, solicit any employee of the Company or encourage any such employee to leave employment with the Company without the prior written approval of the Company.

12. NON-COMPETITION. During the period of Employee's employment with the Company and for a period equal to either (i) five years following the date of termination of this agreement as a result of Employee's voluntary resignation or employment not constituting a constructive discharge; or (ii) one year following the date of termination of this agreement if the Company terminates the Employee under any one or more of paragraphs 8.1.1 through 8.1.4 -

     Employee shall not, directly or indirectly, whether individually or as an employee, stockholder, partner, joint venturer, agent or other representative of any other person, firm, corporation, or other business entity engage in any business which is competitive with the businesses of the Company. As used herein, the term "business which is competitive with the businesses of the Company" shall mean any person, firm, corporation, or other business entity doing business in the territories serviced by the Company under its dealership agreements with its suppliers if 10% or more of the net revenues of such business are derived from the sale, rental, parts, servicing, or other distribution of small, medium, or heavy construction equipment of the nature then being sold by the Company including, without limitation, any such equipment


Employment Agreement - 5

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manufactured by Case Corporation or any other corporation manufacturing equipment in competition with the equipment then manufactured by Case
Corporation.

13. ARBITRATION. Any controversy or claim arising out of, or relating to, this agreement or breach thereof, shall be settled by arbitration in accordance with the rules then applying of the American Arbitration Association, and any judgment upon the award rendered may be entered in any court having jurisdiction thereof. Arbitration shall be held in Anchorage, Alaska. The costs of arbitration shall be paid equally by the parties.

14. NOTICE. Any notices permitted or required under this agreement shall be given in writing and may be delivered and served personally upon Employee or upon an officer of Company, or alternatively, may be deposited in the United States mail, postage prepaid by certified or registered mail, addressed to the parties at the address shown at the foot of this agreement. Such notice, if mailed within the state of Washington, shall be deemed delivered upon the second day following the date postmarked. If mailed outside the state of Washington, the notice shall be deemed delivered upon the fifth day following the date postmarked.

15. WAIVER OF BREACH. The waiver by either Company or Employee of a breach of any provision of this agreement shall not operate or be construed as a waiver of any other provision or of any subsequent breach of the same provision by either Company or Employee.

16. BINDING EFFECT AND ASSIGNMENT. This agreement shall be binding upon and shall inure to the benefit of both Company and Employee and their respective successors, heirs and legal representatives, but neither this agreement nor any rights hereunder may be assigned by either Company or Employee without the prior written consent of the other party.

17. AMENDMENT. No amendment or variation of the terms and conditions of this agreement shall be valid unless the same is in writing and signed by both Company and Employee.

18. PARTIAL INVALIDITY. Invalidation of any term or provision herein by judgment or court order, or otherwise, shall not affect any other provisions, which shall remain in full force and effect.

19. INTEGRATION. This agreement embodies the entire agreement of the parties. There are no promises, terms, conditions or obligations other than those contained herein. This agreement shall supersede all prior communications, representations or agreements, either verbal or written, between the parties. Neither party to this agreement has made any representation or warranty relating to this agreement or the subject matter of this agreement except those specifically contained in writing in this agreement.


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20.  GOVERNING LAW.  This agreement and all matters of dispute or interpretation thereof shall be governed and construed in accordance with the laws of the State of Alaska without reference to the provisions of conflict of laws.

21. PARAGRAPH HEADINGS. The paragraph headings appearing in this agreement are not to be construed as interpretations of the text, but are inserted for convenience of and reference by the reader only.



WESTERN POWER & EQUIPMENT CORP.,
AN OREGON CORPORATION


By: /s/ Mark J. Wright                            /s/ Maurice J. Hollowell
    ------------------------------------------    ------------------------------
     Mark J. Wright, Vice President of Finance    Maurice J. Hollowell
       and Chief Financial Officer

Address:  4601 N.E. 77th Avenue                   Address:  2020 E. Third Avenue
          Suite 200                                         Anchorage, AK  99501
          Vancouver, WA 98662



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